EMPLOYMENT AGREEMENT (this "Agreement") effective as of June 1, 2007, between AMBASE CORPORATION, a Delaware corporation (the "Company"), and RICHARD
A. BIANCO (the "Executive").

                               W I T N E S S E T H


     (1) Term of Employment. (a) The Company hereby agrees to continue its employment of Executive and Executive hereby agrees to continue his employment as Chairman, President and Chief Executive Officer of the Company, for an additional five-year period commencing June 1, 2007 and ending May 31, 2012, or for such shorter period as may be mutually agreed upon by the Company and Executive (the "Employment Period"), subject to the terms and conditions of this Agreement. In his capacity as Chairman, President and Chief Executive Officer of the Company, Executive will be responsible for supervising the operations of the Company and its subsidiaries and shall have such management and oversight responsibilities and authority as are reasonably customary for such offices. Executive shall report exclusively to the Company's Board of Directors (the "Board").

     (b) Executive agrees that during the Employment Period, he will serve the Company faithfully and to the best of his abilities, devoting substantially all his time, energy and skill to activities of the Company (including its subsidiaries and affiliates) and the promotion of their respective interests. It is expressly understood that Executive may devote a reasonable amount of time to such charitable, civic and personal affairs as shall not interfere with the obligation set forth in the immediately preceding sentence.

     (2) Compensation and Benefit Plans. For the Employment Period, Executive shall be compensated as follows:

     (a) He shall receive an annual base salary for each 12-consecutive month period occurring during the Employment Period payable at the rate of (i) for the first 3 full years occurring during the Employment Period, $625,000 per year, and (ii) for the fourth and fifth full years occurring during the Employment Period, not less than $625,000 per year, subject to any increases awarded by the Personnel Committee (the "Personnel Committee") of the Board in its sole discretion.

     (b) He shall be eligible upon the completion of each calendar year occurring during the Employment Period to receive an annual cash bonus based upon his performance for such calendar year, (i) the amount of which, if any, shall be determined in the sole discretion of the Personnel Committee, and (ii) which shall not be with respect to any services rendered by Executive in connection with his efforts on the Company's behalf to obtain a Recovery Amount (as described in Section 3 hereof).

     (c) He shall be eligible to  participate  in the Company's  401(k)  Savings
Plan.

     (d) Except with respect to the AmBase Supplemental Retirement Plan (the "Supplemental Plan"), under which Executive hereby acknowledges and agrees he shall have no entitlement to accrue any further benefit for his service for the Company after May 31, 2007, he shall participate in all other employee benefit programs of the Company, including, but not limited to, any deferred compensation or profit sharing plan, group life insurance coverage in an amount equal to three times his base salary, hospitalization and surgical and major medical coverages, dental insurance, the supplemental medical reimbursement plan, sick leave, including salary continuation arrangements, vacations and holidays, long-term disability, short-term disability and such other fringe benefits and perquisites as are or may be made available from time to time to senior executives of the Company. Notwithstanding the foregoing, except as provided in the immediately preceding sentence in connection with the Supplemental Plan, the Company shall not reduce Executive's Company-provided fringe benefits, perquisites and employee welfare benefit coverages to levels below those which existed as of May 31, 2007.

     (3) Long - Term Incentive. Subject to the requirements of this Section 3, during the Employment Period, the Consulting Period (as defined below) or any other period specified below in this Section 3, should the Company obtain from any source any recovery, whether by means of settlement, judgment of a court of competent jurisdiction, arbitration award or otherwise (the gross amount of such recovery, "Recovery Amount") in connection with the current and any future litigation or litigations and/or related proceedings regarding the Company's investment in Carteret Savings Bank, FA, the Company shall pay Executive, within 60 days of its receipt of the Recovery Amount, a lump sum cash payment (the "Long - Term Incentive Award"), the amount of which shall be determined as follows:

        Long - Term Incentive Award =

     5% of the first $50,000,000 of Recovery Award

     plus

     8% of Recovery Amount in excess of $50,000,000 but not greater than $150,000,000 plus

     10% of Recovery Amount in excess of $150,000,000 but not greater than $250,000,000 plus

     Discretionary amount (not less than 10%) to be determined by the Board for Recovery Amount in excess of $250,000,000.*


     * To illustrate, should the Company obtain a $200,000,000 Recovery Amount, the amount of the Long - Term Incentive Award would be 5% of the first $50,000,000 of Recovery Amount ($2,500,000), plus 8% of the next $100,000,000 of
Recovery Amount ($8,000,000), plus 10% of the next $50,000,000 of Recovery Amount ($5,000,000) $2,500,000 + $8,000,000 + $5,000,000 = $15,500,000. To
illustrate further, should the Company subsequently obtain an additional $50,000,000 Recovery Amount, the amount of the Long - Term Incentive Award (footnote continued) in connection with the subsequent Recovery Amount would be calculated utilizing the 10% factor ($200,000,000 initial Recovery Amount plus $50,000,000 subsequent Recovery Amount = $250,000,000 for purposes of percentage to apply under the formula for the subsequent Recovery Amount), resulting in a subsequent Long - Term Incentive Award of $5,000,000 in connection with the subsequent $50,000,000 Recovery Amount.

     Executive and Company hereby agree that (i) each subsequent Recovery Amount, if any, shall be aggregated with all earlier Recovery Amounts, if any, for purposes of determining the applicable percentage to be used in applying the above formula to any such subsequent Recovery Amount, and (ii) should the Recovery Amount include a non-cash portion, Executive and the Company shall use best efforts to reasonably agree on a methodology for valuing such non-cash portion for purposes of determining the Recovery Amount and Executive's resulting Long - Term Incentive Award, and further, should Executive and the Company be unable to reasonably agree as to the value of any such non-cash portion, Executive and the Company hereby agree to resolve such disagreement through binding arbitration, all of the reasonably incurred costs of which, including Executive's reasonable legal fees, shall be borne by the Company.

     The Company hereby agrees, that should it not receive a Recovery Amount during the Employment Period, it will enter into a consulting arrangement with Executive, the terms of which shall be reasonably agreed to by the Company and Executive, pursuant to which Executive shall during the period commencing immediately following the Employment Period and ending on the date the Company receives a Recovery Amount (the "Consulting Period"), provide consulting services to the Company as an independent contractor, for the sole purpose of continuing to assist the Company in its efforts to obtain a Recovery Amount.

     Executive shall be paid a Long - Term Incentive Award in connection with the Company obtaining a Recovery Amount at any time in the future (i.e., whether during or after the Employment Period and/or the Consulting Period) under all or any circumstances except where Executive willfully refuses to cooperate in a reasonable fashion with the Company and/or the Board in connection with the Company's efforts to obtain a Recovery Amount, in which case he shall forfeit his otherwise entitlement to receive a Long - Term Incentive Award.

     During the Employment Period (i) should Executive (A) voluntarily resign his employment with the Company, or (B) have his employment with the Company terminated by the Company for cause (within the meaning set forth in Section 5(a)(i) hereof), Executive shall thereupon forfeit his otherwise entitlement to receive the Long - Term Incentive Award; (ii) should Executive become disabled (within the meaning set forth in Section 5(a)(ii) hereof) or die, Executive or his estate, as applicable, shall be entitled to receive the Long - Term Incentive Award upon the Company's receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company; or (iii) should the Company terminate Executive's employment with the Company without cause (within the meaning set forth in Section 5(a)(i) hereof), Executive or his estate, as applicable, shall be entitled to receive the Long - Term Incentive Award upon the Company's receipt of the Recovery Amount, regardless of when the Recovery Amount is received by the Company.

     The Company and Executive hereby agree that this Section 3 shall survive the termination of this Agreement.

     (4) Reimbursement of Expenses. The Company will, subject to the submission of appropriate reports, reimburse Executive for all reasonable expenses incurred by him in connection with the conduct of business for the Company during the Employment Period. In addition, the Company shall reimburse Executive (i) for all of his reasonable legal fees incurred in connection with the negotiation of this Agreement, and (ii) subject to the indemnification provisions (and any exclusions thereunder) of the Company's By-Laws, for all of his reasonable legal expenses incurred in defending any action brought against him in connection with the current and any future litigation or litigations and/or related proceedings regarding the Company's investment in Carteret Savings Bank, FA.

     (5) Termination of Employment. (a) The employment of Executive hereunder shall automatically terminate if Executive shall die during the Employment Period and is terminable by the Company at its option for (i) cause, or (ii) Executive's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12-months ("disability"), in any case by 30 days' prior written notice to Executive; provided, however, that if prior to the date of termination specified in any notice of termination given pursuant to this paragraph, Executive's disability shall have terminated and he shall have resumed his duties hereunder, Executive shall be entitled to resume his employment hereunder as though such notice had not been given. The term "cause" as used herein shall mean any of the following events:

     (A) the conviction of Executive under state or federal law of a felony or other crime involving moral turpitude, or the equivalent under foreign law; unless in any such case Executive performed such act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company;

     (B) the material breach by Executive of any provision of this Agreement, after compliance by the Company with the provisions of Section 6 hereof; or

     (C) a final determination by an appropriate regulatory authority requiring that Executive be removed or disqualified from acting as an officer of the Company.

     (b) In the event the Company shall terminate Executive's employment hereunder for any reason other than those permitted by paragraph (a) of this
Section 5, Executive shall be entitled to a lump-sum amount equal to the salary payments provided for in Section 2 hereof for the remaining term of the
Employment Period, said payment to be deferred for the 6-month period immediately following the termination of Executive's employment with the Company, to the extent the provisions of Section 409A(a)(2)(B)(i) are then applicable to Executive and the Company. Executive shall not be under any duty to seek alternative employment or otherwise mitigate his damages as a condition to the receipt of such amount.

     (6) Notice of Breach. The Company and Executive agree that, prior to the termination of the Employment Period, by reason of any breach of any provision of this Agreement, the injured party will give the party in breach written notice specifying such breach and permitting the party in breach to cure such breach within a period of 30 days after receipt of such notice.

     (7) Disability Benefits. In the event Executive shall have been disabled for a period of 180 days and the Company shall elect to terminate this Agreement pursuant to Section 5 hereof, Executive shall be entitled to continue to receive the salary payments provided for in Section 2 hereof and shall be provided with medical insurance and other welfare benefits provided to other officer employees for a period of six months, such payments to be reduced by an amount equal to payments received by Executive under any long-term disability plan maintained by the Company. The Company's obligation to pay disability benefits pursuant to this Section 7 shall not be in diminution of any benefits to which Executive shall be entitled under any major medical, supplemental medical reimbursement, long-term disability or other employee benefit plan in which he participates.

     (8) Notice. Any notice required or permitted to be given to or by either party under the terms and provisions of this Agreement shall be in writing, and shall be sufficiently given when deposited in a United States post office for mailing by first class mail, addressed to Executive at: 145 Round Hill Road Greenwich, CT 06830 or to the Company at: 100 Putnam Green - 3rd Floor Greenwich, CT 06830-6027 Attention: Chief Financial Officer

     (9) Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Connecticut.

     (10) Severability. If any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     (11) Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, and, in the case of the Company, its successors and assigns.

     (12) Amendment. This Agreement may not be amended except by an instrument in writing duly executed by the parties hereto. The parties reserve the right, without notice to or consent of any third person, at any time to waive any rights hereunder or by mutual agreement to amend this Agreement in any respect or by mutual agreement to terminate this Agreement.

     (13) Headings. Headings contained in this Agreement are for convenience only and shall not limit this Agreement or affect the interpretation thereof.

     (14) Acknowledgment. Executive hereby acknowledges that all obligations of the Company hereunder are obligations of the Company only, and are not personally the obligations of any officer, director, shareholder, employee, representative, attorney, or agent of the Company.

     (15) Indemnification. In all cases subject to any applicable provisions of the Company's By-Laws, the Company agrees that if Executive is made a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company, and/or any other affiliate of the Company, or is or was serving at the request of any of such companies as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee, fiduciary, consultant or agent while serving as a director, officer, member, employee, fiduciary or agent, he shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all Expenses (hereinafter defined) incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if Executive has ceased to be an officer, director, member, fiduciary or agent, or is no longer employed by the Company, and shall inure to the benefit of his heirs, executors and administrators. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, reasonable attorneys' fees, reasonable accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement. Expenses incurred by Executive in connection with any Proceeding shall be paid by the Company in advance upon request of Executive and the giving by Executive of any undertakings required by applicable law. The Company and Executive hereby agree that this Section 15 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Executive has hereunto set his hand as of the day and year set forth below.

                               AMBASE CORPORATION



March 30, 2006            By: /s/ John P. Ferrara
                             --------------------------------------------
                             John P. Ferrara
                             Its: Vice President and Chief Financial Officer


March 30, 2006               /s/ Richard A. Bianco
                             ---------------------------------------------
                             Richard A. Bianco